Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the OMNOVA Solutions Inc. Retirement Savings Plan of our report dated March 19, 2008, with respect to the financial statements of CG-OMNOVA Decorative Products (Shanghai) Co., Ltd., incorporated by reference in Form 10-K of OMNOVA Solutions Inc. for the year ended November 30, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming
Shanghai, the People’s Republic of China
July 9, 2009